SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 8 K/A

                                     CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES EXCHANGE ACT OF 1934

                                     August 17, 1999
                                     (Date of report)


                                  VIANET TECHNOLOGIES, INC.

NEVADA                          033-55254-19              87-0434285
(State of Incorporation)       (Commission File Number)  (IRS Employer ID)

                                       83 Mercer Street
                                  New York, New York 10012
                             (Address of Principle Executive Offices)


                                        (212) 219-7680
                                 (Registrant's Telephone Number)





ITEM 5.

This set of audited financial reports includes the opinion of our current accounting firm, Edward Isaacs & Company LLP. Except for the fact that this report includes the opinion of our principal accountants, the financial information enclosed herein is not materially different from the information reported in our earlier 8K/A that was stated to be unaudited by our previous accounting firm,
KPMG.


ITEM 7.
Exhibits:

A)  Vianet Technologies, Inc. :

    Audited Financial Statements as of  December 31, 1998
    Notes to Financial Statements
    Independent Auditors Report

                                       SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                           Vianet Technologies, Inc.
                                          (Registrant)


Dated: September 7, 1999                   /s/ Peter Leighton
                                           ______________________________
                                           By:  Peter Leighton
                                                President & CEO

                                       EXHIBIT   A




                                 VIANET TECHNOLOGIES, INC.
                   AUDITED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998

                               INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Vianet Technologies, Inc.


We have audited the accompanying balance sheet of Vianet Technologies, Inc. as of December 31, 1998, and the related statements of operations and accumulated deficit and cash flows for the period from March 20, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vianet Technologies, Inc. as of December 31, 1998, and the results of its operations and cash flows for the period from March 20, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a recently formed entity which is dependent upon its ability to obtain additional sources of financing to fund its working capital requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


New York, New York
July 26, 1999
                                       /S/EDWARD ISAACS & COMPANY LLP
                                       EDWARD ISAACS & COMPANY LLP

                                    Vianet Technologies, Inc.
                                          Balance Sheet
                                        December 31, 1998

ASSETS
Current Assets:
Cash and cash equivalents                                $        13,856
Investment in marketable equity securities                       669,268
        Total Current Assets                                     683,124

Other Assets:
Loans due from Develcon Electronics Limited                    1,506,800
Accrued interest receivable                                       65,375
Technology license, at cost less accumulated
amortization of $22,500                                          427,500
                                                              ----------
                                                              $2,682,799

  LIABILITIES AND DEFICIENCY IN  STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accruals                                 $   251,384
Convertible demand notes payable                                2,909,272
Payable to Director of the Company                                  1,000
       Total Current Liabilities                                3,161,656

Deficiency in Stockholders' Equity:
Series A convertible preferred shares - par vale
 $0.01 per share, 1,000,000 shares authorized:
 issued and outstanding -  250,000 shares                         100,000
Common stock - par value $0.01 per share, 3,000,000 shares
 authorized, issued and outstanding - 350,000 shares                3,500
Accumulated deficit                                              (491,857)

                                                                  511,643
Less subscriptions receivable                                    (990,500)

       Total Deficiency in Stockholders' Equity                  (478,857)
                                                                ----------
                                                                $2,682,799

See Independent Auditors' Report and Notes to Financial Statements

                          Vianet Technologies, Inc.
                 Statement of Operations and Accumulated Deficit
       For the period from March 20, 1998 (inception) to December 31, 1998


Operating Expenses:
  Selling, general and administrative                     $     557,276
  Total operating expenses                                      557,276
                                                               ---------
      Loss from Operations                                     (557,276)

Interest Income                                                  66,341

       Loss before Income Taxes                           $    (490,935)

Income Taxes                                                        922
                                                               --------
Net loss Transferred to Accumulated Deficit               $    (491,857)

See Independent Auditors' Report and Notes to Financial Statements

                              Vianet Technologies, Inc.
Statement of Cash Flows
     For the period from March 20, 1998 (inception) to December 31, 1998

Operating Activities:
Net loss                                                  $    (491,857)
Adjustments to reconcile net loss to net cash used
 in operating activities:
    Amortization of technology license                           22,500
    Unrealized loss from foreign currency transactions           73,200
    Issue of stock for operating expense                          2,500
Increase (Decrease) in cash attributable to changes
 in operating assets and liabilities:
     Accrued interest receivable                                (65,375)
     Accrued payable and accruals                               251,384

       Net Cash Used in Operating Activities                   (207,648)

Investing Activities:
     Loans to Develcon Electronics Limited                     (225,000)
     Purchase of SPS Technology License                        (450,000)

       Net Cash Used in Investing Activities:                  (675,000)

Financing Activities:
     Proceeds from issuance of common stock                       1,500
     Proceeds from issuance of convertible preferred shares      10,000
     Proceeds of convertible demand notes payable               885,004

       Net Cash Provided by Financing Activities                896,504

       Net Increase in Cash and Cash Equivalents             $   13,856

Cash and Cash Equivalents at March 20, 1998 (inception)      $     --

      Cash and Cash Equivalents at December 31, 1998         $   13,856

Noncash Activities are as follows:

Noncash Financing Activities:

    Issuance of convertible demand notes payable in
     return for marketable equity securities                 $  669,268

    Issuance of convertible demand notes payable in return
      for loan receivable from Develcon                      $1,355,000

See Independent Auditors' Report and Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS:

For the Period from March 20, 1998 (inception) to December 31, 1998

1.    Organization and Business

Vianet Technologies, Inc. (the "Company") was incorporated in the State of Delaware, U.S. on March 20, 1998 initially to acquire Develcon Electronics Limited. ("Develcon") and a license to utilize SPS Technology ("SPS") developed by NewCom Technologies, Inc.

Develcon is publicly traded on the Toronto Stock Exchange (symbol DLC) and is a global provider of enterprise network solutions and LAN/WAN connectivity. Develcon designs high quality products and implements innovative services based on a wide range of flexible and modular communications platforms. Develcon products integrate diverse LAN, legacy and voice applications using technologies such as frame relay, ISDN, PPP and packet switching.

SPS is a technology developed to exploit the convergence of telecommunications and data transmission methods. The Company plans to integrate the SPS technology into Develcon's product lines and to develop other adaptations to further expand the product capabilities of Develcon.

The Company is a recently formed entity which is dependent upon its ability to obtain additional sources of financing to fund its working capital requirements. The Company is considering several financing alternatives to fund such requirements. While the Company has, in the past, been able to maintain access to adequate external financing sources on acceptable terms, no assurances can be given that such access will continue.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.   Significant Accounting Policies

     (a)   Foreign Currency Transactions:

Gains and losses from foreign currency transactions are included in selling, general and administrative expenses in the period in which they occur. For the period from March 20, 1998 (inception) to December 31, 1998, the Company experienced $3,906 in realized foreign exchange transaction gains and $73,200 in unrealized foreign exchange transaction losses.

       (b)   Fair Value of Financial Instruments:

Statement of Financial Accounting Standards ("SFAS") No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of certain financial instruments for which it is practicable to estimate fair value. For purpose of the disclosure requirements, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying values of cash, marketable securities and accounts payable are reasonable estimates of their fair

NOTES TO FINANCIAL STATEMENTS:

For the Period from March 20, 1998 (inception) to December 31, 1998


2.    Significant Accounting Policies (Continued)


value due to the short-term maturity of underlying financial instruments. The carrying value of the convertible demand notes payable are reasonable estimates of their fair value since they were convertible into the Company's common stock at a price equivalent to the conversion rights of the Company's Series A convertible preferred shares.

        (c)    Income Taxes:

The Company accounts for income taxes under the asset and liability method as required by SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          (d)    Cash and Cash Equivalents:

Cash and cash equivalents include cash held in banks and time deposits having original maturities of three months or less.

          (e)   Technology License:

The technology license consists of purchased technology, amortized by the straight-line method over a period of five years, the initial term of the license agreement.

          (f)   Investment in Marketable Equity Securities:

The Company accounts for its investments in equity securities that have readily determinable fair values under the provisions of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Marketable equity securities consist of shares of common stock and are stated at market value. Management has identified the Company's marketable equity securities as trading securities and, accordingly, unrealized gains and losses on such securities are recorded in the statement of operations.

Subsequent to December 31, 1998, on various dates, the Company sold 65,000 shares of approximately 83,000 shares it held at December 31, 1998 at an average price in excess of its carrying value per share.

NOTES TO FINANCIAL STATEMENTS:

For the Period from March 20, 1998 (inception) to December 31, 1998


2.    Significant Accounting Policies (Continued)

      (g)    Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (h)   Stock Option Plan:

The Company accounted for stock options issued to employees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants as if the fair value based method, as defined in SFAS No. 123, has been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure required by SFAS No. 123.

      (i)   Comprehensive Income:

The Company reports and presents comprehensive income and its components in accordance with SFAS No. 130, Reporting Comprehensive Income. SFAS No.
130. requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations. For the period from March 20, 1998 (inception) to December 31, 1998, there were no items of other comprehensive income.

3.   Merger Agreement with Radar Resources, Inc.

On March 16, 1999 the Company entered into a Merger Agreement with Radar Resources, Inc. ("Radar"), a Nevada corporation, under the terms of which the Company and Radar merged through an exchange of shares (the "Merger"). Subject to the terms and conditions of this Merger Agreement, on March 23, 1999, Radar issued to the shareholders of the Company, four shares of fully paid and nonassessable shares of Radar common stock, $.001 par value ("Radar Common Stock") per share in exchange for each share of the Company's outstanding common stock. The then existing common shareholders of the Company received 1.4 million shares of common stock of the Merged Company in exchange for the 350,000 shares then outstanding. All shares of the Company's Series A Convertible Preferred Stock issued and outstanding immediately prior to the Merger were deemed to have been converted into an aggregate of 250,000 shares of the Company's common stock and the Series A Convertible Preferred shareholders received 1 million shares of common stock of the Merged Company. Further, the convertible demand notes payable holders received 2,729,242 shares of common stock of the Merged Company.

NOTES TO FINANCIAL STATEMENTS:

For the Period from March 20, 1998 (inception) to December 31, 1998

3.   Merger Agreement with Radar Resources, Inc. (Continued)

Radar was a public company subject to reporting obligations under Section 15(d) of the Securities Exchange Act of 1933, as amended, and has not previously been engaged in any business activity or had no assets or liabilities. Radar's authorized capital is 100,000,000 shares of par value $0.001 per share, of which 1,000,000 shares were issued and outstanding at the date of the Merger. After completion of the Merger and the issuance of shares contemplated in the Merger Agreement, the Company was merged with Radar so that Radar was the surviving company. Radar had approximately 6.1 million shares outstanding after the transactions described above. As a result of the Merger, the former shareholders of the Company held approximately 84% of the outstanding common shares of the Merged Company. As a result, the Company is considered to be the accounting acquirer in a reverse acquisition accounted for as a purchase and its financial statements will become the historical financial statements of the combined company.

As part of the transaction, Radar changed its name to Vianet Technologies, Inc. (OTC: VNTK).

4.   Acquisition of Develcon

On February 12, 1999 the Company entered into an Arrangement Agreement (the "Arrangement") to acquire all the outstanding shares of Develcon. The Arrangement required approval of the Supreme Court of British Columbia, the Securityholders and Debentureholders of Develcon. Develcon, as noted in its most recent audited financial statements as of and for the year ended August 31, 1998, has incurred significant losses, had a cash deficiency and its existing line of credit was required to be repaid by May 31, 1999. Develcon was also in violation of certain covenants with respect to its long-term debt and had classified its long-term debt as current thereby resulting in a working capital deficiency.

The following information is summarized from Develcon's financial statements as of and for the years ended August 31, 1998 and 1997:

                                           1998         1997
                                     (Thousands of Canadian Dollars)
Total Assets                          $ 13,147        $   15,545
Total Liabilities                       13,348            11,055
Working Capital (Deficiency)            (4,349)            5,042
Shareholders' Equity (Deficiency)         (201)            4,490
Sales                                   19,158            18,907
Net Loss                                (4,773)          (12,460)

Develcon's working capital shortages have led to a continued deterioration in its financial condition and have prevented it from delivering product orders.

NOTES TO FINANCIAL STATEMENTS:

For the Period from March 20, 1998 (inception) to December 31, 1998


4.  Acquisition of Develcon (Continued)

The Arrangement provides for Develcon shareholders to receive one share of common stock of the Company for every 30.75 shares of Develcon. The Arrangement also provides that the Develcon convertible notes payable will be converted into 5.9963 Develcon shares for each $1.00 principal amount of notes payable and that interest which has been accrued on the convertible notes payable but not paid shall be forgiven. These shares will also convert into Vianet shares in the ratio of one share of the Company for every 30.75 shares of Develcon. Additionally, effective upon closing, certain other creditors of Develcon have agreed to either accept common stock of Vianet as payment for amounts or portions of amounts owed to them and have restructured the repayment schedule. In exchange for restructuring the repayment schedule of its debt, if such debt has not been repaid by June 30, 1999, a lender of Develcon has been granted warrants to purchase 150,000 shares of Vianet stock at the greater of $6.00 per share or 90% of the price per share of an offering of no less than $2.5 million completed between May 15, 1999 and June 30, 1999. The warrants become exercisable over an approximate 24-month period and expire on June 30, 2002. Upon completion of the Arrangement, defaults under long-term debt agreements are expected to be cured.

As a result of the closing the Arrangement, the former shareholders and creditors of Develcon, excluding the Company, will hold approximately 2 million shares of the approximate 8.4 shares of common stock the Company expects to have outstanding.

Loans to Develcon (the "Loans") at December 31, 1998 are comprised of:

Convertible notes payable, due on demand,
    with interest at Royal Bank of Canada
    prime rate plus 2%                               $     530,000

Convertible notes payable of C$1,500,000,
    due on April 30, 1999, with interest at
    10% per annum                                          976,800
                                                     -------------
                                                      $  1,506,800

The loans are secured by substantially all of Develcon's assets.

Subsequent to the period-end, the Company advanced a further C$1,500,000 to Develcon as part of the Arrangement agreement described above.

On May 17, 1999 the Company completed its acquisition of Develcon as anticipated. The loans will be converted to common shares of Develcon contemporaneously with Develcon being a wholly owned subsidiary of the Company and accrued interest income in the amount of $65,375 in relation to these loans for the period March 20, 1998 to December 31, 1998 will be forgiven. The accrued interest, together with the outstanding balance of these loans will be constitute a portion of the purchase price.

NOTES TO FINANCIAL STATEMENTS:

For the Period from March 20, 1998 (inception) to December 31, 1998


4.   Acquisition of Develcon (Continued)

The acquisition shall be accounted for as a purchase, and is subject to certain conditions and representations. The purchase price of Develcon will be determined by the number of shares issued by the Company to effect the acquisition and the amount of loans provided to Develcon.

5.   Common Stock

The authorized common stock of the Company consists of 3,000,000 shares, of which 350,000 shares are currently issued and outstanding. Of the issued and outstanding shares, 300,000 were fully paid at December 31, 1998. Such shares were sold for $0.01 and as of December 31, 1998 a $500 subscription receivable is outstanding. The subscription receivable of $1,500 for 150,000 shares was offset against an amount owed to an officer and director for payment of a prior legal expense.

On March 23, 1999, in connection with the Merger Agreement with Radar Resources, Inc. (see Note 3), such shares were exchanged for 1.4 million shares of the Merged Company.

6.   Series A Convertible Preferred Stock

The authorized Series A convertible preferred stock of the Company consists of 1,000,000 shares, of which 250,000 shares were issued and outstanding at December 31, 1998. The Series A preferred stock was convertible into common stock at a rate of one for one. Such shares were issued at $4.00 per share. Of the issued and outstanding shares, 2,500 were fully paid at December 31, 1998. The remaining subscription receivable outstanding, $990,000 was paid subsequent to December 31, 1998.

In the event of any liquidation or winding up of the Company, the holders of the Series A preferred stock were entitled to receive, prior and in preference to the holders of common stock, the original price per share of Series A preferred stock, plus a cumulative dividend at an annual rate of 7%, computed from the date the Series A preferred stock was issued.

The holders of the Series A preferred stock were entitled to vote with holders of shares of common stock (as a single class) on all matters brought before the stockholders at one vote for each share of common stock into which their shares of Series A preferred stock were convertible.

On March 23, 1999, as part of the Merger Agreement with Radar Resources, Inc. (Note 3), the Series A preferred stock was converted into common stock. As a result, the Series A preferred shareholders received 1,000,000 shares of common stock of the merged company since the exchange ratio specified in the Merger Agreement was for Company common shareholders to receive four shares of common stock of the Merged Company for each share of common stock of the Company.

NOTES TO FINANCIAL STATEMENTS:

For the Period from March 20, 1998 (inception) to December 31, 1998


7.   SPS Technology License

The Company purchased a license for the SPS technology from NewCom Technologies, Inc. (the "Licensor") for $450,000. The license entitles the Company to use certain intellectual property rights. This "right to use" includes any patents associated with the SPS technology along with the current preferred embodiment of the patent. Royalty payments of 2.5% of Net Cash Received, as defined in the license agreement, on products manufactured and sold, licensed or services rendered by Vianet during the term of the license are due to the licensor. The Company may, at its option, pay a one-time royalty fee of $2.1 million at any time during the term. If such one time payment is made, the license shall become perpetual and no further royalties will be due under the license.

The license provides the Company with all the source code and documentation required to allow the Company to integrate the technology into its products. The license provides for quarterly updates from NewCom of the hardware/firmware for the initial five year term of the agreement.

8.   Income Taxes

The difference between the statutory Federal income tax rate and the Company's effective tax rate for the period ended December 31, 1998 is principally due to the Company incurring net operating losses for which no tax benefit was recorded.

For Federal income tax purposes, the Company has unused net operating loss carryforwards of approximately $416,500 expiring through year 2018. The availability of the net operating loss carryforwards to offset income in the future years, if any, may be limited by the Internal Revenue Code
Section 382 as a result of certain ownership changes. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1998 are as follows:

Deferred tax assets:
    Net operating loss carryforward - current period     $    166,500
    Unrealized foreign exchange loss                           29,500
                                                           ----------
                                                              196,000
Less valuation allowance                                     (196,000)

Deferred tax asset                                       $         -

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. The valuation allowance was recorded due to the uncertainty in the utilization of Federal net operating loss carryforwards.

NOTES TO FINANCIAL STATEMENTS:

For the Period from March 20, 1998 (inception) to December 31, 1998


9.   Related Party Transactions

      Fees and Expenses:

The Company paid consulting fees aggregating approximately $133,000 to a company owned by two shareholders who are also officers of the Company for engineering and other services. The Company has also incurred legal expenses of $116,000 for work performed by a law firm that employs an officer of the Company.

Convertible Demand Notes Payable:

At December 31, 1998, the Company had convertible demand notes payable of $2,909,272 to entities controlled by two officers and directors of the Company. These borrowings were interest free. The convertible demand notes were convertible into shares of common stock at a ratio of one share for every $4 of principal amount. Of these notes $669,268 were contributed in exchange for marketable securities and $1,355,000 was contributed in the form of loans receivable from Develcon. Subsequent to December 31, 1998 $200,000 was repaid to one of the lenders and additional convertible demand notes to $30,000 were issued to two of the lenders.

On March 23, 1999, as part of the Merger Agreement with Radar Resources, Inc. (see Note 6) the notes payable were converted into common stock of the Merged Company. Based upon the original exchange ratio of one common share of Company common stock for every $4 of principal amount and utilizing the exchange rate in the Merger Agreement, convertible demand notes payable holders received one share of common stock of the Merged Company for each $1.00 of principal amount then outstanding.

Other:

During 1998, an officer and director paid a legal expense of $2,500 on behalf of the Company. Of this amount, $1,500 was offset against the subscription receivable for common shares and $1,000 remains payable at December 31, 1998.

10.     Stock Option Plan

On April 23, 1998, the Board of Directors granted options to purchase 110,000 shares of the Company's common stock to certain officers and directors of the Company at an exercise price of $4.00 per share. The options vest over a three year period and have a term of eight years. The Company did not recognize any compensation expense relative to the options for the period ended December 31, 1998 since the option price was in excess of fair value at the date of grant. As the Company was only recently formed and had no operations or significant activities at the grant date, management has determined that the fair value of the options granted was deminimus and, therefore, has not presented the pro forma disclosures required by SFAS No. 123 as the effect on reported net loss is immaterial.

NOTES TO FINANCIAL STATEMENTS:

For the Period from March 20, 1998 (inception) to December 31, 1998


11.   Commitments

On April 12, 1999, Develcon entered into a three-year agreement with a vendor to provide finished goods under an exclusive manufacturing outsourcing arrangement. Develcon has agreed to minimum purchase commitments of C$5 million, C$6 million and C$7 million in years one, two and three of the contract, respectively. Cost to Develcon will be manufacturer's cost plus 25%.

The vendor has also committed, subject to certain conditions, to a C$1.5 million equity investment in the common stock of the Company, paid monthly, of one half of the normal gross margin earned by the vendor on the manufacturing contract. The Company's common stock will be priced at 95% of the average price for the preceding 20 trading days.

12.   Subsequent Events

       Acquisition of Infinop Holdings, Inc.:

During May, 1999, the Company entered into an agreement whereby the Company agreed to acquire 100% of the shares of Infinop Holdings, Inc. (Infinop), including shares into which the convertible debt can be converted, in exchange for 1,573,850 common shares of the Company's stock. As part of this agreement the Company agreed to provide Infinop with $640,000 in interim financing, provide $400,000 to be paid certain individuals, enter into certain employment contracts and make certain additional payments based upon royalties earned from existing Infinop contracts.

Option to Purchase PSI Communications, Inc.:

During July, 1999 the Company entered into an agreement whereby it would provide PSI Communications, Inc. (PSI) with $500,000 of interim financing in exchange for an option, expiring December 31, 1999, to acquire PSI for consideration consisting of 1,200,000 shares of the Company's common stock, discharge of PSI's liability for the interim financing, repayment of certain liabilities to PSI shareholders and employees, and additional payments and issuance of stock based upon PSI's performance. If the Company does not exercise the option it may elect (1) to receive a non-exclusive indefinite license to utilize PSI's current and future technology, subject to a royalty of five percent of revenues; (2) have the interim financing remain as debt due from PSI in which case it shall be due on June 30, 2000 with interest payable at 6% per annum commencing January 1, 2000. If unpaid at June 30, 2000, the Company may elect to convert the debt to up to 10% of the common equity of PSI depending on the amount unpaid.